Item 5. Other Events.
EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 10, 2001

MICRO GENERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

On October 2, 2001, Micro General Corporation, a Delaware corporation (the “Registrant”), announced that its Board of Directors has authorized a program for repurchases of up to 1,000,000 shares of the Company’s outstanding common stock. The stock will be used for employee equity compensation plans and to reduce the total outstanding shares, and the purchases will be made as, in the opinion of management, market conditions warrant. The stock repurchase program will become effective immediately.

Repurchases may be made from time to time by the Company in the open market at prevailing prices, in either block purchases or in privately negotiated transactions, and in compliance with Securities and Exchange Commission guidelines.

The press release issued by the Registrant in connection with the stock repurchase program is attached hereto as Exhibit 99.1.

(a)  Exhibits.

99.1	Press Release of the Registrant announcing the stock repurchase program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

Dated: October 10, 2001	/s/ Joe Root Joe Root Senior Vice President General Counsel and Corporate Secretary

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